UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 23, 2005

ZORAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27246	94-2794449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Kifer Road Sunnyvale, California 94086-5305 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 523-6500

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 23, 2005, the Board of Directors (the “Board”) of Zoran Corporation (“Zoran” or the “Company”) approved a non-employee director equity compensation program under the newly adopted 2005 Outside Directors Equity Plan (the “Directors Plan”).  The terms and conditions of non-employee director equity compensation under the Directors Plan are substantially the same as those previously established under the Company’s 1995 Outside Directors Stock Option Plan.

Under the non-employee director equity compensation program approved by the Board, each non-employee director first elected or appointed after November 23, 2005 shall automatically be granted, on the date of such election or appointment, an option to purchase 30,000 shares of the Company’s common stock (the “Initial Option”).  The Initial Option shall have a term of ten years and shall vest and become exercisable in four equal annual installments on the first four anniversaries of the grant date of the Initial Option, subject to the director’s continuous service with the Company.  The exercise price per share of each Initial Option shall be equal to the closing price of the Company’s common stock on the date of grant, as reported by the Nasdaq National Market.

In addition, immediately following the date of each annual meeting of stockholders held after November 23, 2005, each non-employee director shall automatically be granted an option to purchase 15,000 shares of the Company’s common stock (the “Annual Option”), provided such non-employee director has served on the Board for at least six months.  The Annual Option shall have a term of ten years and shall vest and become exercisable on the day immediately preceding the first annual meeting of stockholders after the grant date of the Annual Option, subject to the director’s continuous service with the Company.  The exercise price per share of Annual Option shall be equal to the closing price of the Company’s common stock on the date of grant, as reported by the Nasdaq National Market.

In accordance with the terms of this new option program and in connection with the service of the Company’s non-employee directors for the year following the annual meeting of stockholders held on July 29, 2005, the Board approved on November 23, 2005 the grant of an Annual Option to purchase 15,000 shares of the Company’s common stock to each of the following non-employee directors:  Uzia Galil, James D. Meindl, James B. Owens, David Rynne, Arthur B. Stabenow and Philip M. Young.  The per share exercise price of the Annual Options is equal to $16.36, the closing price of the Company’s stock on November 23, 2005, as reported by the Nasdaq National Market.

A copy of the amended Zoran Corporation Summary of Compensation Arrangements with Named Executive Officers and Directors is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description
99.1	Zoran Corporation Summary of Compensation Arrangements with Named Executive Officers and Directors, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2005	ZORAN CORPORATION

	By:	/s/ Karl Schneider
Karl Schneider
Senior Vice President and Chief Financial Officer